Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                             Nine Months Ended
                                                             September 30, 2001
                                                             ------------------
                                                          (Dollars in thousands)
EARNINGS
Income from Continuing Operations before income taxes        $          262,380
  Add (Deduct):
    Earnings on Equity Method                                           (31,289)
    Distributions from Minority Subsidiaries                             10,577
    Minority interest in income of majority-owned
       subsidiaries that do not have fixed charges                        7,417
                                                             ------------------
                                                             $          249,085

  Add fixed charges:
    Consolidated interest expense                            $           25,605
    Deferred debt expense                                                   586
    Interest Portion (1/3) of Consolidated Rent Expense                   8,200
                                                             ------------------
                                                             $          283,476
                                                             ==================

FIXED CHARGES
    Consolidated interest expense                            $           25,605
    Deferred debt expense                                                   586
    Interest Portion (1/3) of Consolidated Rent Expense                   8,200
                                                             ------------------
                                                             $           34,391
                                                             ==================

RATIO OF EARNINGS TO FIXED CHARGES                                         8.24
                                                             ==================

    Tax-Effected Preferred Dividends                         $              118
    Fixed Charges                                                        34,391
                                                             ------------------
      Fixed Charges and Preferred Dividends                  $           34,509
                                                             ==================

RATIO OF EARNINGS TO FIXED CHARGES

  AND PREFERRED DIVIDENDS                                                  8.22
                                                             ==================